FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
September 25, 2024
Jefferies Announces Third Quarter 2024 Financial Results

Q3 Financial Highlights
•Net earnings attributable to common shareholders of $167 million, or $0.75 per diluted common share
•Pre-tax income from continuing operations of $253 million
•QTD and YTD annualized adjusted net earnings to shareholders on adjusted tangible shareholders' equity from continuing operations1 of 10.3% and 10.0%, respectively
•Net revenues of $1.68 billion
➢    Investment Banking net revenues of $949 million, including record quarterly advisory revenues of $592 million
➢ Capital Markets net revenues of $671 million
➢ Asset Management net revenues (before allocated net interest4) of $75 million
•At August 31, 2024, we had 205.5 million common shares outstanding and 253.8 million shares outstanding on a fully diluted basis2. Our book value per common share was $48.89 and adjusted tangible book value per fully diluted share3 was $31.87
Quarterly Cash Dividend
The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.35 per Jefferies common share, payable on November 27, 2024 to record holders of Jefferies common shares on November 18, 2024.
Management Comments
“Our third quarter net revenues of $1.68 billion reflect strong performance and continued momentum in Investment Banking, with particularly strong performance in Advisory and demonstrating the successful ongoing execution of our strategy to drive the growth of our business. We are pleased with the strength and direction of our profit margin and return metrics, and are optimistic about the balance of this year and our outlook for 2025.
"Our Investment Banking net revenues of $949 million were up 18.2% from the prior quarter and 47.3% from the same quarter last year, driven by an increase in advisory activity attributable to market share gains reflecting the early benefits of the investments we have made in our platform over the past few years, as well as improving market conditions.
"Capital Markets net revenues of $671 million were down only 3.0% versus an exceptionally strong prior quarter. Capital Markets net revenues were up 28.1% from the same quarter last year, driven by solid overall market conditions and strength across our diversified Equities and Fixed Income businesses. Equities net revenues increased 42.3% from the prior year comparable quarter, with strong performance in our cash and electronic businesses. Fixed Income net revenues increased 13.2% from the prior year comparable quarter, primarily reflecting strength across our credit trading businesses.
"While the market environment for certain of our Asset Management strategies proved challenging in the third quarter, our full year results are encouraging. Furthermore, we are very happy to have closed on the sale of OpNet during the quarter, the last in a series of transactions that monetized a substantial portion of our legacy merchant-banking assets. Achieving that goal further accelerates our efforts to build the very best ‘pure play’ global investment banking and capital markets firm.

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"Our Investment Banking pipeline remains strong heading into year-end and momentum across all of our business lines continues. We feel we have the right (and expanded) global team that is positioned exceptionally well to serve our clients, especially in a backdrop of declining interest rates and increasing activity driven by pent up demand for capital markets and advisory deal flow. After our heavy recent investment in human capital during the slowdown, now is the time for us to focus on executing for our clients and enhancing our overall market position around the world."
Richard Handler, CEO, and Brian Friedman, President

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Financial Summary

$ in thousands, except per share amounts	Three Months Ended August 31,			Nine Months Ended August 31,
	2024	2023	% Change	2024	2023	% Change
Net revenues:
Investment Banking and Capital Markets	$1,620,091	$1,168,231	39%	$4,565,826	$3,446,382	32%
Asset Management	59,012	10,143	482%	488,919	47,699	925%
Other	4,449	3,735	19%	23,455	9,130	157%
Net revenues	1,683,552	1,182,109	42%	5,078,200	3,503,211	45%
Net earnings from continuing operations before income taxes	252,687	91,071	177%	700,683	267,008	162%
Income tax expense	78,011	37,124	110%	207,077	75,053	176%
Net earnings from continuing operations	174,676	53,947	224%	493,606	191,955	157%
Net earnings (losses) from discontinued operations (including gain on disposal), net of income taxes	6,363	—	N/M	(1,488)	—	N/M
Net earnings	181,039	53,947	236%	492,118	191,955	156%
Net losses attributable to noncontrolling interests	(6,874)	(3,772)	82%	(19,102)	(13,340)	43%
Net losses attributable to redeemable noncontrolling interests	—	—	N/M	—	(454)	(100)%
Preferred stock dividends	20,785	6,300	230%	48,501	8,316	483%
Net earnings attributable to common shareholders	$167,128	$51,419	225%	$462,719	$197,433	134%

Earnings per common share:
Basic from continuing operations	$0.75	$0.22	241%	$2.12	$0.83	155%
Basic from discontinued operations	0.03	—	N/M	—	—	N/M
Basic	$0.78	$0.22	254%	$2.12	$0.83	156%
Diluted from continuing operations	$0.72	$0.22	227%	$2.06	$0.82	151%
Diluted from discontinued operations	0.03	—	N/M	—	—	N/M
Diluted	$0.75	$0.22	243%	$2.06	$0.82	152%

Weighted average common shares	214,452	228,353		218,106	236,666
Weighted average diluted common shares	221,699	232,041		224,180	240,658

N/M — Not Meaningful

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Highlights

Quarterly Results 2024 Versus 2023	Year-to-Date Results 2024 Versus 2023

•Net earnings attributable to common shareholders of $167 million, or $0.75 per diluted common share.
•Annualized adjusted net earnings to shareholders on adjusted tangible shareholders' equity from continuing operations[1] of 10.3%.
•We had 205.5 million common shares outstanding and 253.8 million common shares outstanding on a fully diluted basis[2] at August 31, 2024. Our book value per common share was $48.89 and tangible book value per fully diluted share[3] was $31.87.
•Effective tax rate of 30.9%. The lower tax rate compared to the prior year quarter of 40.8% is primarily due to the higher amount of pre-tax income in the current quarter.

•Net earnings attributable to common shareholders of $463 million, or $2.06 per diluted common share.
•Annualized adjusted net earnings to shareholders on adjusted tangible shareholders' equity from continuing operations[1] of 10.0%.
•Repurchased 1.1 million shares of common stock for $44 million, at an average price of $40.72 per share in connection with net-share settlements related to our equity compensation plans.
•Effective tax rate of 29.6%. The higher tax rate compared to the prior year period of 28.1% is primarily due to the smaller impact from share based awards.

Investment Banking and Capital Markets	Investment Banking and Capital Markets
•Investment Banking net revenues of $949 million were 47% higher than the prior year quarter, with particular strength within Advisory.
•Advisory net revenues of $592 million represents our best quarter on record and was higher than the prior year quarter, due to market share gains and increased global mergers and acquisitions activity.
•Underwriting net revenues of $333 million increased from the prior year quarter, driven by stronger leveraged finance activity. Equity underwriting net revenues remained flat compared to the prior year quarter.
•Capital Markets net revenues of $671 million were higher compared to the prior year quarter primarily due to stronger performance in Equities attributable to increased volumes and more favorable trading opportunities, while Fixed Income net revenues increased primarily reflecting stronger results across our credit trading businesses.

•Investment Banking net revenues of $2.49 billion were 46% higher than the prior year, with strength across all lines of business attributable primarily to market share gains in a stronger overall market for our services.
•Advisory net revenues of $1.21 billion were higher than prior year period, attributable primarily to market share gains.
•Underwriting net revenues of $1.13 billion increased from the prior year period, due to increased activity from both equity and debt underwriting.
•Capital Markets net revenues of $2.07 billion were higher compared to the prior year period primarily driven by stronger Equities net revenues attributable to continued market share gains during the period. Fixed Income net revenues remained consistent from the prior year period.

Asset Management	Asset Management
•Asset Management net revenues of $59 million were substantially higher than the prior year quarter, as Other investments[13] net revenues were meaningfully higher due to the consolidation of Stratos and Tessellis, which resulted in increased revenues, as well as the absence this year of losses in OpNet incurred in the prior year quarter. Investment return net revenues decreased from the prior year quarter as the market environment for certain of our strategies proved challenging during the current quarter.

•Asset Management net revenues of $489 million were substantially higher than the prior year period, as Investment return net revenues improved due to stronger performance across multiple investment strategies and funds. In addition, Other investments[13] net revenues were meaningfully higher than the prior year period largely due to the consolidation of Stratos and Tessellis which resulted in increased revenues.

* * * *

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Amounts herein pertaining to August 31, 2024 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three and nine months ended August 31, 2024 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about October 9, 2024.
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

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Selected Financial Information

$ in thousands (unaudited)	Three Months Ended			Nine Months Ended
	August 31, 2024	May 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Net revenues by source:
Advisory	$592,462	$283,898	$335,271	$1,214,927	$886,606
Equity underwriting	150,096	249,187	154,211	608,586	428,085
Debt underwriting	183,078	205,499	110,708	517,771	280,772
Total underwriting	333,174	454,686	264,919	1,126,357	708,857
Other investment banking	23,846	64,594	44,453	151,048	115,957
Total Investment Banking	949,482	803,178	644,643	2,492,332	1,711,420
Equities	381,426	407,092	268,015	1,147,656	852,000
Fixed income	289,183	284,177	255,573	925,838	882,962
Total Capital Markets	670,609	691,269	523,588	2,073,494	1,734,962
Total Investment Banking and Capital Markets Net revenues[5]	1,620,091	1,494,447	1,168,231	4,565,826	3,446,382
Asset management fees and revenues[6]	13,261	16,818	16,358	89,736	74,983
Investment return	(40,135)	32,942	31,658	110,447	91,569
Other investments, inclusive of net interest[13]	101,902	122,767	(25,145)	335,767	(83,902)
Allocated net interest[4]	(16,016)	(16,003)	(12,728)	(47,031)	(34,951)
Total Asset Management Net revenues	59,012	156,524	10,143	488,919	47,699
Other	4,449	5,474	3,735	23,455	9,130
Total Net revenues by source	$1,683,552	$1,656,445	$1,182,109	$5,078,200	$3,503,211

Non-interest expenses:
Compensation and benefits	$889,098	$861,993	$644,059	$2,677,962	$1,922,985
Brokerage and clearing fees	101,119	110,536	91,226	321,325	268,292
Underwriting costs	14,017	18,552	14,877	51,053	41,253
Technology and communications	136,953	135,238	122,579	409,703	354,900
Occupancy and equipment rental	30,078	29,327	27,711	87,558	79,421
Business development	68,152	68,630	41,467	194,433	121,892
Professional services	64,630	75,493	64,897	217,967	195,572
Depreciation and amortization	45,977	49,946	25,288	139,125	83,890
Cost of sales	37,400	37,462	1,618	109,533	6,148
Other	43,441	41,514	57,316	168,858	161,850
Total Non-interest expenses	$1,430,865	$1,428,691	$1,091,038	$4,377,517	$3,236,203

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Financial Data and Metrics

Unaudited	Three Months Ended			Nine Months Ended
	August 31, 2024	May 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Other Data:
Number of trading days	63	64	64	188	188
Number of trading loss days[7]	7	1	6	11	19
Average VaR (in millions)[8]	$11.35	$13.36	$13.87	$13.26	$13.98

In millions, except other data (unaudited)	Three Months Ended
	August 31, 2024	May 31, 2024	August 31, 2023
Financial position:
Total assets	$63,275	$63,001	$56,045
Cash and cash equivalents	10,573	10,842	8,817
Financial instruments owned	24,039	22,787	22,805
Level 3 financial instruments owned[9]	693	691	918
Goodwill and intangible assets	2,073	2,057	1,872
Total equity	10,115	9,952	9,765
Total shareholders' equity	10,046	9,875	9,699
Tangible shareholders' equity[10]	7,973	7,818	7,827
Other data and financial ratios:
Leverage ratio[11]	6.3	6.3	5.7
Tangible gross leverage ratio[12]	7.7	7.8	6.9
Number of employees at period end	7,624	7,611	5,505
Number of employees excluding OpNet and Stratos at period end	5,926	5,635	5,505

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Components of Numerators and Denominators for Earnings Per Common Share

	Three Months Ended August 31,		Nine Months Ended August 31,
In thousands, except per share amounts	2024	2023	2024	2023
Numerator for earnings per common share from continuing operations:
Net earnings from continuing operations	$174,676	$53,947	$493,606	$191,955
Less: Net losses attributable to noncontrolling interests	(6,304)	(3,772)	(16,541)	(13,794)
Mandatorily redeemable convertible preferred share dividends	—	—	—	(2,016)
Allocation of earnings to participating securities	(20,785)	(6,369)	(48,501)	(7,344)
Net earnings from continuing operations attributable to common shareholders for basic earnings per share	$160,195	$51,350	$461,646	$196,389
Net earnings from continuing operations attributable to common shareholders for diluted earnings per share	$160,195	$51,350	$461,646	$196,389

Numerator for earnings per common share from discontinued operations:
Net earnings (losses) from discontinued operations (including gain on disposal), net of taxes	$6,363	$—	$(1,488)	$—
Less: Net losses attributable to noncontrolling interests	(570)	—	(2,561)	—
Net earnings (losses) from discontinued operations attributable to common shareholders for basic and diluted earnings per share	$6,933	$—	$1,073	$—
Net earnings attributable to common shareholders for basic earnings per share	$167,128	$51,350	$462,719	$196,389
Net earnings attributable to common shareholders for diluted earnings per share	$167,128	$51,350	$462,719	$196,389

Denominator for earnings per common share:
Weighted average common shares outstanding	206,418	218,411	209,997	226,265
Weighted average shares of restricted stock outstanding with future service required	(2,305)	(1,793)	(2,346)	(1,923)
Weighted average restricted stock units outstanding with no future service required	10,339	11,735	10,455	12,324
Weighted average basic common shares	214,452	228,353	218,106	236,666
Stock options and other share-based awards	4,189	2,047	3,369	2,064
Senior executive compensation plan restricted stock unit awards	3,058	1,641	2,705	1,928
Weighted average diluted common shares	221,699	232,041	224,180	240,658

Earnings (losses) per common share:
Basic from continuing operations	$0.75	$0.22	$2.12	$0.83
Basic from discontinued operations	0.03	—	—	—
Basic	$0.78	$0.22	$2.12	$0.83
Diluted from continuing operations	$0.72	$0.22	$2.06	$0.82
Diluted from discontinued operations	0.03	—	—	—
Diluted	$0.75	$0.22	$2.06	$0.82

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Notes
1.Annualized adjusted net earnings to shareholders on adjusted tangible shareholders' equity from continuing operations represents a non-GAAP financial measure. Refer to schedule on page 10 for a reconciliation to U.S. GAAP amounts.
2.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as common shares outstanding plus preferred shares, restricted stock units, stock options and other shares. Refer to schedule on page 11 for a reconciliation to U.S. GAAP amounts.
3.Adjusted tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 11 for a reconciliation to U.S. GAAP amounts.
4.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to present direct Asset Management revenues. We believe that aggregating Allocated net interest would obscure the revenue results by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
5.Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
6.Asset management fees and revenues include management and performance fees from funds and accounts managed by us as well as our share of fees received by affiliated asset management companies with which we have revenue and profit share arrangements, as well as earnings on our ownership interest in affiliated asset managers.
7.Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments, excluding certain Other investments.
8.VaR estimates the potential loss in value of trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2023.
9.Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
10.Tangible shareholders' equity (a non-GAAP financial measure) is defined as shareholders' equity less Intangible assets and goodwill. We believe that tangible shareholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible shareholders' equity, making these ratios meaningful for investors.
11.Leverage ratio equals total assets divided by total equity.
12.Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and intangible assets divided by tangible shareholders' equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.
13.Beginning in fiscal 2024, we now refer to "Merchant banking" as “Other investments” in our Asset Management reportable segment.

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Non-GAAP Reconciliations
The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP financial measures. Management believes such non-GAAP financial measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.
Annualized Return on Adjusted Tangible Equity Reconciliation

	Three Months Ended August 31,		Nine Months Ended August 31,
$ in thousands	2024	2023	2024	2023
Net earnings attributable to common shareholders (GAAP)	$167,128	$51,419	$462,719	$197,433
Intangible amortization and impairment expense, net of tax	5,958	1,480	15,900	4,700
Adjusted net earnings to common shareholders (non-GAAP)	173,086	52,899	478,619	202,133
Preferred stock dividends	20,785	6,300	48,501	8,316
Adjusted net earnings to total shareholders (non-GAAP)	$193,871	$59,199	$527,120	$210,449

Annualized adjusted net earnings to total shareholders (non-GAAP)	$775,484	$236,796	$702,827	$280,599

Net earnings impact for net (earnings) losses from discontinued operations, net of noncontrolling interests	(6,933)	—	(1,073)	—
Adjusted net earnings to total shareholders from continuing operations (non-GAAP)	186,938	59,199	526,047	210,449
Annualized adjusted net earnings to total shareholders from continuing operations (non-GAAP)	747,752	236,796	701,396	280,599

	May 31,		November 30,
	2024	2023	2023	2022
Shareholders' equity (GAAP)	$9,875,056	$9,695,655	$9,709,827	$10,232,845
Less: Intangible assets, net and goodwill	(2,057,302)	(1,873,123)	(2,044,776)	(1,875,576)
Less: Deferred tax asset, net	(512,042)	(502,442)	(458,343)	(387,862)
Less: Weighted average impact of dividends and share repurchases	(57,836)	(49,481)	(157,739)	(147,972)
Adjusted tangible shareholders' equity (non-GAAP)	$7,247,876	$7,270,609	$7,048,969	$7,821,435

Annualized return on adjusted tangible shareholders' equity (non-GAAP)	10.7%	3.3%	10.0%	3.6%
Annualized adjusted net earnings to shareholders on adjusted tangible shareholders' equity from continuing operations (non-GAAP)	10.3%	3.3%	10.0%	3.6%

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Adjusted Tangible Book Value and Fully Diluted Shares Outstanding GAAP Reconciliation
Reconciliation of book value (shareholders' equity) to adjusted tangible book value and common shares outstanding to fully diluted shares outstanding:

$ in thousands, except per share amounts	August 31, 2024
Book value (GAAP)	$10,045,945
Stock options(1)	114,939
Intangible assets, net and goodwill	(2,073,105)
Adjusted tangible book value (non-GAAP)	$8,087,779

Common shares outstanding (GAAP)	205,495
Preferred shares	27,563
Restricted stock units ("RSUs")	14,298
Stock options(1)	5,065
Other	1,378
Adjusted fully diluted shares outstanding (non-GAAP)(2)	253,799

Book value per common share outstanding	$48.89
Adjusted tangible book value per fully diluted share outstanding (non-GAAP)	$31.87

(1)
Stock options added to book value are equal to the total number of stock options outstanding as of August 31, 2024 of 5.1 million multiplied by the weighted average exercise price of $22.69 on August 31, 2024.

(2)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans until the performance period is complete. Fully diluted shares outstanding also include all stock options and the impact of convertible preferred shares if-converted to common shares.

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